EXHIBIT 77.O

77.O	TRANSACTIONS EFFECTED PURSUANT TO RULE 10F-3

Columbia Special Fund, Inc.:

Qualifying transactions are listed below. On a quarterly basis, the Registrant's Board of Directors receives a Form
10F-3 containing information that enables them to determine that all purchases made during the quarter were effected in compliance with the Registrant's 10F-3 procedures.


1)	Issuer:                 Sycamore Networks, Inc.
	Date of Purchase:       3/14/2000
	Underwriter from whom Purchased:
                              First Boston (Credit Suisse)
	Affiliated Underwriters:
		Robertson Stephens
	Other Members of Syndicate:
	                        Morgan (JP) & Co.
	                        Lehman Brothers
                              Dain Rquscher Wessels
                              Morgan Stanley Dean Witter
                              Thomas Weisel Partners LLC
	Aggregate dollar amount of purchase:
					$56,343,750
	Aggregate dollar amount of offering:
					$253,750,000
	Purchase price (net of fees and expenses):
	$146.83 per share
	Date offering commenced:
					3/14/2000
	Commission:			$3.42




2)	Issuer:                 Sonus Networks
	Date of Purchase:       5/24/2000
	Underwriter from whom Purchased:
                              Goldman Sachs & Co.
	Affiliated Underwriters:
		FleetBoston Robertson Stephens
	Other Members of Syndicate:
	                        Morgan (JP) & Co.
	                        Lehman Brothers
	Aggregate dollar amount of purchase:
					$115,000
	Aggregate dollar amount of offering:
					$115,000,000
	Purchase price (net of fees and expenses):
	$22.04
	Date offering commenced:
					5/24/2000
	Commission:			$0.96






3)	Issuer:                 ONI Systems
	Date of Purchase:       5/31/2000
	Underwriter from whom Purchased:
                              Goldman Sachs & Co.
	Affiliated Underwriters:
		FleetBoston Robertson Stephens
	Other Members of Syndicate:
	                        Chase H & O
	                        Banc of America Securities LLC
	Aggregate dollar amount of purchase:
					$1,125,000
	Aggregate dollar amount of offering:
					$200,000,000
	Purchase price (net of fees and expenses):
	$23.95
	Date offering commenced:
					5/31/2000
	Commission:			$1.05



4)	Issuer:                 Cox Radio, Inc.
	Date of Purchase:       6/21/2000
	Underwriter from whom Purchased:
                              First Boston (Credit Suisse)
	Affiliated Underwriters:
		Fleet Securities
	Other Members of Syndicate:
	                        Salomon Smith Barney
	                        Banc of America Securities LLC
	                        Morgan Stanley Dean Witter
                              Allen & Company
	                        First Union Securities
	Aggregate dollar amount of purchase:
					$7,250,000
	Aggregate dollar amount of offering:
					$232,000,000
	Purchase price (net of fees and expenses):
	$28.30
	Date offering commenced:
					6/21/2000
	Commission:			$0.70